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Exhibit 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Bookham Technology, plc pertaining to the registration of employee stock options issued under the New Focus, Inc. 1990 Incentive Stock Plan, as amended, the New Focus, Inc. 1998 Stock Plan, the New Focus, Inc. 1999 Stock Plan, the New Focus, Inc. 2000 Director Stock Option Plan, as amended the New Focus, Inc. 2000 Stock Plan, as amended, of our report dated March 18, 2003, except for Note 31—Supplemental disclosures required under US GAAP, as to which the date is December 16, 2003, with respect to the consolidated financial statements of Bookham Technology, plc included in its Amendment No. 3 to the Annual Report (Form 20-F/A) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

Ernst & Young LLP
/s/ Ernst & Young LLP

Reading, England
5 March 2004

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Consent of Independent Auditors